Exhibit 99.1

Press Release

Clean Harbors Announces Third-Quarter 2016 Financial Results

•            Reports Revenues of $729.5 Million Reflecting U.S. Industrial Slowdown and Continued Energy Weakness

•            Announces GAAP Net Loss of $10.3 Million, or $0.18 Per Share, including a Non-Cash Goodwill Impairment Charge of $34.0 Million in Lodging Segment and an After-Tax Gain of $15.1 Million on Sale of Catalyst Business

•            Achieves Adjusted Net Income of $9.3 Million, or EPS of $0.16

•            Reports Adjusted EBITDA of $126.7 Million; Margin of 17.4%

•            Achieves Gross Margin of 32.6% Reflecting Cost Reduction Efforts

•            Revises 2016 Adjusted EBITDA Guidance Range

NORWELL, Mass. — November 2, 2016 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the third quarter ended September 30, 2016.

Revenues for the third quarter of 2016 were $729.5 million, compared with $893.4 million in the same period a year ago.  Revenues in the third quarter of 2015 included approximately $145 million related to substantial emergency response activity.  GAAP income from operations was $16.8 million in the third quarter of 2016, which included a non-cash goodwill impairment charge of $34.0 million related to the Lodging Services segment.  Income from operations in the third quarter of 2015 was $94.0 million.  Adjusted income from operations in the third quarter of 2016, excluding the impairment charge, was $50.8 million.

GAAP net loss for the third quarter of 2016 was $10.3 million, or $0.18 per share, compared with net income of $40.2 million, or $0.69 per diluted share, in the third quarter of 2015. The third quarter 2016 net loss included the non-cash goodwill impairment charge, an after-tax gain of $15.1 million related to the divestiture of the Company’s Catalyst Services business and the effects of not recognizing income tax benefits associated with pre-tax losses generated by certain of the Company’s Canadian subsidiaries.  Excluding these items, the Company reported adjusted net income of $9.3 million, or $0.16 per diluted share, in the third quarter of 2016.

Net (loss) income and adjusted net income results for the third quarters of 2016 and 2015 included pre-tax severance and integration costs of $5.8 million and $2.5 million, respectively.

Adjusted EBITDA (see description below) in the third quarter of 2016 was $126.7 million, compared with $165.6 million in the same period of 2015, which included approximately $35 million related to emergency response activity.

Comments on the Third Quarter

“Despite strong contributions from our Safety-Kleen segments, our third-quarter results were below expectations due to weak industrial and energy market conditions, as well as significant severance and integration costs that further dampened our profitability,” said Alan S. McKim, Chairman, President and Chief Executive Officer.  “SK Environmental Services delivered its ninth consecutive quarter of increased profitability, with Adjusted EBITDA growth of 18%.  At the same time, Kleen Performance Products more

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com than doubled its profitability from that of the second quarter and was up 88% from the prior year’s third quarter as we continued to effectively manage our spread.

“Within our Technical Services and Industrial and Field Services segments, we continued to see the combined effects of the U.S. industrial slowdown and the prolonged weakness of the energy sector.  While incineration utilization was a healthy 90%, our landfill volumes fell 49% from those of the prior year.  Customers remained reluctant to spend on large-scale projects, and we saw lower waste volumes from some large-quantity generators.  This market slowdown, particularly in Western Canada, placed further pressure on our Oil & Gas Field Services and Lodging Services segments.

“During the quarter, we recorded our highest gross margin since 2008 as a result of the success of our comprehensive cost reduction efforts,” McKim said.

Growth Initiatives and Executive Hires

“In light of the ongoing softness in some of our key markets, we proactively are taking steps to reinvigorate our top-line growth and improve our profitability,” McKim said. “The third quarter was a period of considerable activity for the Company. We completed a series of acquisitions designed to support our environmental business and direct sales of Safety Kleen’s blended products; successfully divested our catalyst business; continued to dramatically lower our cost structure; readied our new Arkansas incinerator for commercial opening by year-end; prepared for the national roll-out of our closed loop offering of renewable lubricants by year-end; and launched key initiatives in the areas of healthcare services and daylighting.

“We added strong executives with extensive experience to support this broad range of initiatives and ensure their success.  These individuals, who joined the Company in recent months, are distinguished by their impressive track records across sales, customer service, operations and cost reduction at industry leaders such as Univar, Waste Management, Republic Services and McKinsey.  Collectively, they will help drive our ambitious strategy for profitable growth in 2017 and beyond,” said McKim.

Business Outlook and Financial Guidance

“Looking ahead, we expect that the challenges we faced this year from the industrial slowdown and the lack of a recovery in energy will remain in the fourth quarter.  We anticipate that customer spending on major projects will stay somewhat constrained through year-end.  Therefore, we anticipate that our Adjusted EBITDA in the fourth quarter will be flat to up 10% from the prior year, primarily supported by cost actions.  We do, however, believe we are nearing the bottom of this industry downturn.  Within the macro environment, U.S. industrial production recently turned positive, and energy markets have begun to stabilize alongside energy prices.  Internally, we are excited about the tangible momentum in both of our Safety-Kleen segments.  The addition of the new incinerator will provide a significant boost to Technical Services in the years ahead, and we remain confident about our prospects to fill that facility.

“As an organization, we are aggressively responding to the low growth energy and industrial markets with the recent launch of multiple strategic initiatives such as the closed loop, regulated medical waste and daylighting.  We continue to invest our resources in areas with the highest long-term growth potential.  We also are intensifying our cost reduction efforts as we right-size our expense structure through acquisition synergies, transportation and network optimization, and internalizing more third-party spending until our end markets

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com rebound to more normalized levels of activity.  As a result of these actions, we expect significant Adjusted EBITDA growth from 2016 to 2017.  While we need to complete our year-end budget process to establish our 2017 Adjusted EBITDA range, we expect the mid-point of that range to be in the high $400s,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors updated its 2016 annual Adjusted EBITDA guidance.  The Company now expects to deliver Adjusted EBITDA in 2016 in the range of $400 million to $410 million, compared with its prior guidance of $430 million to $450 million.  On a GAAP basis, the Company’s guidance is based on a 2016 net loss in the range of $38 million to $51 million.  Adjusted net (loss) income for 2016, which includes the recognition of the non-cash tax benefits in Canada and excludes the goodwill impairment and gain on sale, is in the range of an adjusted net loss of $10 million to adjusted net income of $7 million. A reconciliation of the Company’s Adjusted EBITDA guidance and adjusted net income to net (loss) income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements.  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the fact that management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA.  The Company defines Adjusted EBITDA consistently and in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net (loss) income and Adjusted EBITDA for the three and nine months ended September 30, 2016 and 2015 (in thousands):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Net (loss) income	$(10,255)	$40,228	$(27,160)	$43,534
Accretion of environmental liabilities	2,476	2,577	7,529	7,795
Depreciation and amortization	73,360	69,060	215,655	205,189
Goodwill impairment charge	34,013	—	34,013	31,992
Other expense	198	139	737	390
Gain on sale of business	(16,431)	—	(16,431)	—
Interest expense, net	21,565	19,017	62,192	57,704
Provision for income taxes	21,725	34,586	27,881	60,402
Adjusted EBITDA	$126,651	$165,607	$304,416	$407,006

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

This press release includes a discussion of income from operations adjusted for the goodwill impairment charge identified in the reconciliation provided below.  This press release also includes a discussion of net (loss) income and (loss) earnings per share adjusted for the non-cash impact of unbenefited tax losses in Canada, the goodwill impairment charge and gain on sale of business identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income from operations to adjusted income from operations, net (loss) income to adjusted net income and (loss) earnings per share to adjusted earnings per share for the three and nine months ended September 30, 2016 and 2015 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Adjusted income from operations
Income from operations	$16,802	$93,970	$47,219	$162,030
Goodwill impairment charge	34,013	—	34,013	31,992
Adjusted income from operations	$50,815	$93,970	$81,232	$194,022
Adjusted net income
Net (loss) income	$(10,255)	$40,228	$(27,160)	$43,534
Goodwill impairment charge, net of $0 taxes	34,013	—	34,013	31,992
Gain on sale of business, net of $1,340 taxes	(15,091)	—	(15,091)	—
Unbenefited tax losses	584	—	12,955	—
Adjusted net income	$9,251	$40,228	$4,717	$75,526
Adjusted earnings per share
(Loss) earnings per share	$(0.18)	$0.69	$(0.47)	$0.74
Goodwill impairment charge, net of $0 taxes	0.59	—	0.59	0.54
Gain on sale of business, net of $1,340 taxes	(0.26)		(0.26)
Unbenefited tax losses	0.01	—	0.22	—
Adjusted earnings per share	$0.16	$0.69	$0.08	$1.28

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net loss and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2016
	Amount
	(In millions)
Projected GAAP net loss	($51)	to	(38)
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	295	to	285
Goodwill impairment charge	34	to	34
Gain on sale	(16)	to	(16)
Interest expense, net	84	to	84
Provision for income taxes	43	to	51
Projected Adjusted EBITDA	$400	to	$410

An itemized reconciliation between projected net loss and projected adjusted net (loss) income is as follows:

	For the Year Ending December 31, 2016
	Amount
	(In millions)
Projected GAAP net loss	($51)	to	($38)
Goodwill impairment	34	to	34
Gain on sale	(15)	to	(15)
Unbenefited tax losses	22	to	26
Projected adjusted net (loss) income	($10)	to	$7

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.  Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Revenues	$729,520	$893,366	$2,063,113	$2,562,093
Cost of revenues (exclusive of items shown separately below)	491,915	634,646	1,436,196	1,833,841
Selling, general and administrative expenses	110,954	93,113	322,501	321,246
Accretion of environmental liabilities	2,476	2,577	7,529	7,795
Depreciation and amortization	73,360	69,060	215,655	205,189
Goodwill impairment charge	34,013	—	34,013	31,992
Income from operations	16,802	93,970	47,219	162,030
Other expense	(198)	(139)	(737)	(390)
Gain on sale of business	16,431	—	16,431	—
Interest expense, net	(21,565)	(19,017)	(62,192)	(57,704)
Income before provision for income taxes	11,470	74,814	721	103,936
Provision for income taxes	21,725	34,586	27,881	60,402
Net (loss) income	$(10,255)	$40,228	$(27,160)	$43,534
(Loss) earnings per share:
Basic	$(0.18)	$0.69	$(0.47)	$0.74
Diluted	$(0.18)	$0.69	$(0.47)	$0.74

Shares used to compute (loss) earnings per share — Basic	57,487	58,161	57,575	58,799
Shares used to compute (loss) earnings per share — Diluted	57,487	58,268	57,575	58,898

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2016	December 31, 2015
Current assets:
Cash and cash equivalents	$257,857	$184,708
Accounts receivable, net	512,376	496,004
Unbilled accounts receivable	41,542	25,940
Deferred costs	19,970	18,758
Inventories and supplies	177,288	149,521
Prepaid expenses and other current assets	40,898	46,265
Total current assets	1,049,931	921,196
Property, plant and equipment, net	1,648,571	1,532,467
Other assets:
Deferred financing costs	1,197	1,847
Goodwill	470,633	453,105
Permits and other intangibles, net	507,337	506,818
Other	34,944	15,995
Total other assets	1,014,111	977,765
Total assets	$3,712,613	$3,431,428
Current liabilities:
Accounts payable	$226,776	$241,183
Deferred revenue	66,023	61,882
Accrued expenses	226,080	193,660
Current portion of closure, post-closure and remedial liabilities	20,217	20,395
Total current liabilities	539,096	517,120
Other liabilities:
Closure and post-closure liabilities, less current portion	56,510	49,020
Remedial liabilities, less current portion	114,921	118,826
Long-term obligations	1,632,577	1,382,543
Deferred taxes, unrecognized tax benefits and other long-term liabilities	268,564	267,637
Total other liabilities	2,072,572	1,818,026
Total stockholders’ equity, net	1,100,945	1,096,282
Total liabilities and stockholders’ equity	$3,712,613	$3,431,428

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	September 30, 2016			September 30, 2015
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$232,482	$39,287	$271,769	$253,069	$35,325	$288,394
Industrial and Field Services	162,118	(12,766)	149,352	307,226	(7,286)	299,940
Kleen Performance Products	102,318	(9,761)	92,557	100,827	(23,750)	77,077
SK Environmental Services	194,764	(18,954)	175,810	171,832	(5,945)	165,887
Lodging Services	15,520	252	15,772	13,507	773	14,280
Oil and Gas Field Services	22,197	2,508	24,705	46,788	1,194	47,982
Corporate Items	121	(566)	(445)	117	(311)	(194)
Total	$729,520	$—	$729,520	$893,366	$—	$893,366

	For the Nine Months Ended:
	September 30, 2016			September 30, 2015
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$680,717	$110,764	$791,481	$741,419	$110,923	$852,342
Industrial and Field Services	437,546	(29,590)	407,956	807,423	(25,400)	782,023
Kleen Performance Products	256,572	(26,769)	229,803	296,738	(63,437)	233,301
SK Environmental Services	565,186	(59,192)	505,994	508,392	(26,326)	482,066
Lodging Services	47,583	688	48,271	68,782	2,026	70,808
Oil and Gas Field Services	73,445	5,954	79,399	138,992	4,729	143,721
Corporate Items	2,064	(1,855)	209	347	(2,515)	(2,168)
Total	$2,063,113	$—	$2,063,113	$2,562,093	$—	$2,562,093

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Nine Months Ended:
Adjusted EBITDA	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Technical Services	$72,333	$79,048	$201,622	$219,257
Industrial and Field Services	18,579	62,460	40,643	145,850
Kleen Performance Products	22,803	12,123	37,358	23,471
SK Environmental Services	47,250	40,096	127,984	108,540
Lodging Services	4,104	1,827	8,145	12,589
Oil and Gas Field Services	(4,425)	1,579	(10,026)	800
Corporate Items	(33,993)	(31,526)	(101,310)	(103,501)
Total	$126,651	$165,607	$304,416	$407,006

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com